UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 20, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 20, 2012, Ecolab Inc. (the “Company”) and Greg Temple, Executive Vice President and Chief Supply Chain Officer of the Company who will be leaving the Company effective December 31, 2012,  entered into a separation agreement which includes, among other terms, compensation provisions, a release of claims by Mr. Temple and non-competition provisions. The compensation provisions include the continuation of Mr. Temple’s base salary and bonus at target of 65% for 65 weeks and a supplemental payment no later than April 30, 2013 in connection with the performance by Mr. Temple of certain transition and consultation services through March 31, 2013.

The foregoing description of the separation agreement does not purport to be a complete description and is qualified in its entirety to the full text of the separation agreement that is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Agreement dated as of December 20, 2012 between Greg E. Temple and Ecolab Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012

ECOLAB INC.

	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated as of December 20, 2012 between Greg E. Temple and Ecolab Inc.